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                                                           EXHIBIT 21.01

                            SUBSIDIARIES OF THE REGISTRANT

          Name in                                            Jurisdiction
    Corporate Articles           Doing Business As         of Incorporation
    ------------------           -----------------         ----------------

ORIGIN Systems, Inc.         ORIGIN Systems, Inc.          Texas

Electronic Arts,             Electronic Arts, Pty.         Commonwealth
Proprietary Limited          Ltd. (formerly                of Australia
(formerly Entertainment      Entertainment and
and Computer                 Computer Proprietary,
Proprietary, Limited)        Limited)

Electronic Arts (Canada)     Electronic Arts (Canada)      British Columbia,
Inc. (formerly Distinctive   Inc. (formerly Distinctive    Canada
Software, Inc.)              Software, Inc.)

Electronic Arts, Limited     Electronic Arts, Limited      United Kingdom

Electronic Arts S.A.         Electronic Arts S.A.          France

Electronic Arts GmbH         Electronic Arts GmbH          Germany

Electronic Arts Victor Inc.  Electronic Arts Victor, Inc.  Japan

Electronic Arts Productions, Crocodile Productions         Delaware
Inc.

Electronic Arts Puerto Rico  Electronic Arts Puerto Rico   Delaware
Inc.                         Inc.

Electronic Arts              Electronic Arts               California
International Corporation    International Corporation

Electronic Arts Software     Electronic Arts Software      Spain
S.A. (formerly DROSoft)      S.A. (formerly DROSoft)

Bullfrog Productions Ltd.    Bullfrog Productions Ltd.     United Kingdom

Kingsoft GmbH                Kingsoft GmbH                 Germany

Electronic Arts Productions  Electronic Arts Productions   United Kingdom
Ltd                          Ltd

Electronic Arts Nordic       Electronic Arts Nordic AB     Sweden
Aktienbolag

Electronic Arts Asia Pacific Electronic Arts Asia Pacific  Singapore
PTE., LTD                    PTE., LTD

Electronic Arts Seattle      Electronic Arts Seattle       Washington

Vision Software (Pty)        Vision Software (Pty)         South Africa
Limited                      Limited

Electronic Arts V.I., Inc.   Electronic Arts V.I., Inc.    Virgin Islands
                                                           (U.S.)

Linear Arts, Inc.            Linear Arts, Inc.             Delaware


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